Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Prudential Investment Portfolios 9:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Other Service Providers” in the statement of additional information.

New York, New York

December 20, 2010